Exhibit 1

Stock Symbol: AEM (NYSE, TSX)	For further information:
Investor Relations (416) 947-1212

AGNICO-EAGLE PROVIDES NOTICE OF RELEASE FOR

FOURTH QUARTER 2012 RESULTS AND CONFERENCE CALL.

Toronto, January 14, 2013 /CNW/ - Agnico-Eagle Mines Limited (NYSE: AEM) (TSX: AEM) (“Agnico-Eagle” or the “Company”) today announced that it will release its fourth quarter 2012 results on Wednesday, February 13, 2013, after normal trading hours.

The Company’s senior management will host a conference call on Thursday, February 14, 2013 at 11:00 AM (E.S.T.) to discuss financial results and provide an update of the Company’s activities.

Via Webcast:

A live audio webcast of the meeting will be available on the Company’s website homepage at www.agnico-eagle.com.

Via Telephone:

For those preferring to listen by telephone, please dial 416-644-3414 or Toll-free 1-800-814-4859.  To ensure your participation, please call approximately five minutes prior to the scheduled start of the call.

Replay archive:

Please dial 416-640-1917 or the Toll-free access number 1-877-289-8525, passcode 4568952#.

The conference call replay will expire on Thursday, March 14, 2013. The webcast along with presentation slides will be archived for 180 days on the website.

Agnico-Eagle’s financial statements and operating results for the remainder of 2013 will be released as follows, after market close:

First Quarter 2013 — Thursday, April 25, 2013

Second Quarter 2013 — Wednesday, July 24, 2013

Third Quarter 2013 — Wednesday, October 23, 2013

The Annual General Meeting will be held on Friday, April 26, 2013 at 11:00 AM (E.D.T).

About Agnico-Eagle

Agnico-Eagle is a long established, Canadian headquartered, gold producer with operations located in Canada, Finland and Mexico, and exploration and development activities in Canada, Finland, Mexico and the United States. The Company has full exposure to higher gold prices consistent with its policy of no forward gold sales and maintains a corporate strategy based on increasing shareholders exposure to gold, on a per share basis. It has paid a cash dividend for 31 consecutive years. For more information on the Company please visit www.agnico-eagle.com